Exhibit 99.3
Merge Healthcare Acquisition of etrials – FAQ document
Internal Merge Employee Use Only

What did you announce today?

On June 1, 2009, Merge Healthcare and etrials jointly announced that they have signed an agreement whereby Merge will acquire etrials Worldwide, Inc. The agreement was effective on May 30, 2009.

Who is etrials?
etrials Worldwide Inc. (NASDAQ ETWC) is a leading provider of eClinical software and services to pharmaceutical, biotechnology, medical device, and contract research organizations.  It was established in 1988 and has participated in over 900 clinical trials in over 70 countries.  etrials provides the information systems backbone for a clinical trial by coordinating data capture, logistics, patient interaction and trial management through Web-based tools.

etrials differentiates itself by offering a flexible and integrated software-as-a-service (SaaS) platform that includes electronic data capture (EDC), interactive voice and Web response (IVR/IWR) and electronic patient diaries (eDiary).  These solutions allow for real-time acquisition of data from multiple sources (clinical trial sites, patients and labs) and then the quick compilation of these for fast decision-making.

etrials has approximately 70 employees in Raleigh-Durham, North Carolina.

Why does Merge want to acquire etrials?
Merge’s key reasons for acquiring etrials include:
- There is market opportunity for a combined solution.  The clinical trials market is increasingly using imaging to prove the efficacy of new treatments and therapies.  Imaging is a faster, non-invasive and more quantitative method of gathering clinical data for go/no go decisions on new development.  Our internal research estimates that the use of imaging in clinical trials moved from 28% in 2002 to 40% for 2009 trials currently in process.  As the FDA becomes more demanding and drug development more expensive, there is great opportunity for an integrated offering for clinical trials.  Imaging is Merge’s core business.  etrials specializes in overall clinical trials workflow and has an established presence in this market.  The combination of our capabilities is a good fit for this growth market.
- We know this market.  Merge OEM invested in technologies for the clinical trials and pharmaceutical markets years ago.  Using general PACS viewing and image management products as a base technology, the OEM division has designed configurable solutions to enable tight integration with third party systems, maximizing the benefit of integrated imaging in the context of clinical trials.  Our Cedara I-Response™ product was originally developed to be an oncology workstation focused on treatment planning, and has since been configured for the clinical trials market.  We now count among our OEM customers several pharmaceutical companies, Contract Research Organizations (CROs) and the National Institute of Health (NIH).  All of these customers licensed Merge OEM solutions for bringing imaging into their clinical trials workflow.
- We provide differentiation in this market.   Image management is different from other file types.  Our workflow expertise can bring the etrials solutions this important element and thus broaden their capabilities.  In addition, we have toolsets for tumor tracking and measurement, which can further differentiate offerings in the oncology trials space.
- etrials and Merge both have strong global experience, and both companies have hosted solutions.  We can leverage each other for even stronger international growth, using a SaaS delivery model to keep our software centralized and IP protected.

What is Merge’s experience in clinical trials?
Merge OEM has always focused on opportunities to develop imaging solutions for new medical markets or adjacencies.  Several years ago, the clinical trials market was identified as a key market opportunity because of the increasing importance of imaging.  As Robards Research Institute noted in a 2004 press release, “The U.S. Federal Drug Administration (FDA) is increasingly requesting imaging data as part of the approval process for clinical trial submissions. Imaging is now widely recognized as a powerful and non-invasive tool to look inside the body and study ways to increase the safety and efficacy of new drugs being brought to market…Every preclinical model of human disease requires expertise in specific imaging modalities and analysis techniques.”

The Merge OEM team began marketing its image management applications to imaging core labs, because many of them had home grown systems that needed improvements such as basic PACS viewing and custom measurement tools.  Contract research organizations (CRO’s) and even pharmaceutical companies became interested in these solutions as a way to provide image viewing and analysis services.  The configuration of Cedara I-Response™, an important Merge OEM product, serves as a clinical trials viewer and has been well received. The National Institute of Health currently uses a version of I-Response with server side rendering for its archive (more detail can be found at: https://cabig.nci.nih.gov/tools/NCIA). Cedara I-Response has also been utilized to gather critical diagnostic measurements and to assist with clinical research and clinical trials related to therapy effectiveness.

I thought etrials was already acquired by BioClinica.  What happened?
On May 5, 2009, etrials and BioClinica jointly announced the proposed acquisition of etrials by BioClinica (NASDAQ:  BITI) and subsequently amended their offer on May 15 and May 19, 2009.  However, etrials had an obligation to its shareholders to entertain any superior offers. etrials’ Board determined that the Merge proposal was a superior offer.

What happens next?  Is this a done deal?
It is not a done deal.  etrials’ shareholders must tender a sufficient number of shares to Merge and, if necessary, vote in support of the agreement.   The SEC will also review the transaction documents being submitted to etrials shareholders.

Will our stock ticker symbol change?
Upon the closing of the transaction, the etrials stock ticker symbol will no longer exist. The Merger ticker symbol on the NASDAQ exchange, MRGE, will represent the combination of the two companies after the closing date.

What will we pay for etrials?
Financial information can be found in documents filed with the SEC.

How will Merge customers benefit?
The addition of etrials’ technology and expertise to the Merge portfolio means Merge customers who participate in clinical trials can benefit from a leading and broad eClinical solutions provider to help accelerate and provide greater accuracy to their clinical development.

Merge customers will also benefit from a broader base of product development resources and global reach.

How will etrials fit within Merge?
etrials will be a business unit within Merge, with access to clinical trials resources and product development from Merge OEM.

Notice to employees who are shareholders:

This announcement and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of etrials. The tender offer described herein has not yet been commenced AND THE REGISTRATION STATEMENT HAS NOT BECOME EFFECTIVE. PRIOR TO the time the tender offer is commenced, Merge intends to file a registration statement on Form S-4 and a tender offer statement on Schedule TO containing an offer to purchase, a letter of transmittal and other related documents with the Securities and Exchange Commission. At the time the tender offer is commenced, etrials intends to file with the Securities and Exchange Commission a solicitation/recommendation statement on Schedule 14D-9 and, if required, will file a proxy statement or information statement with the Securities and Exchange Commission in connection with the merger, the second step of the transaction, at a later date. Such documents will be mailed to stockholders of record and will also be made available for distribution to beneficial owners of common stock of etrials. The solicitation of offers to buy common stock of etrials will only be made pursuant to the offer to purchase/PROSPECTUS, the letter of transmittal and related documents. Stockholders are advised to read the offer to purchase/PROSPECTUS and the letter of transmittal, the solicitation/recommendation statement, the REGISTRATION STATEMENT, THE proxy statement, the information statement and all related documents, if and when such documents are filed and become available, as they will contain important information about the tender offer and proposed merger. Stockholders can obtain these documents when they are filed and become available free of charge from the Securities and Exchange Commission’s website at http://www.sec.gov, or from the information agent Merge selects. In addition, copies of the solicitation/recommendation statement, the proxy statement and  other filings containing information about etrials, the tender offer and the merger may be obtained, if and when available, without charge, by directing a request to etrials, or on etrials’ corporate website at http://www.etrials.com.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS AS THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.